Exhibit 1

                             JOINT FILING AGREEMENT

          In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the common stock of Integrated Alarm Services Group, Inc. and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof the undersigned, being duly authorized, hereby execute this Agreement this 31st day of August, 2005.


                                                /s/ Paul J. Solit
                                                -----------------
                                                    Paul J. Solit

                                POTOMAC CAPITAL MANAGEMENT LLC

                                                By: /s/ Paul J. Solit
                                                  ------------------------
                                                Paul J. Solit, Managing Member



                                POTOMAC CAPITAL MANAGEMENT INC.

                                                By: /s/ Paul J. Solit
                                                  ------------------------
                                                Paul J. Solit, President

                                       11